EXHIBIT 10.2
                                                               ------------



                              LOCK-UP AGREEMENT
                              -----------------


        THIS LOCK-UP AGREEMENT ("AGREEMENT") is being executed and delivered as of this 13th day of July, 2000 by and among A. CHRISTIAN SCHAUER, VICTOR V. VALENTINE, JR. and DANIEL B. CANAVAN, individual residents of the State of Michigan (individually, a "U.S. HOLDER" and, collectively, the "U.S. HOLDERS") and JALO PAANANEN, ELMAR PAANANEN, ANNAMARI JUKKO and TOPI PAANANEN, individual residents of the Republic of Finland (individually a "FINLAND HOLDER" and collectively, the "FINLAND HOLDERS") in favor and for the benefit of EIMO OYJ, a company organized under the laws of the Republic of Finland ("PARENT"). (The U.S. Holders and the Finland Holders are herein collectively referred to as the "HOLDERS". Capitalized terms used but not separately defined herein shall have the meanings assigned to them in the Merger Agreement, as hereinafter defined.)

                            W I T N E S S E T H:

        WHEREAS, each U.S. Holder is currently a shareholder and an officer of TRIPLE S PLASTICS, INC., a Michigan corporation (the "COMPANY");

        WHEREAS, each Finland Holder is currently a shareholder of Parent;

        WHEREAS, the Company, Parent, and Spartan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the "MERGER SUB") have entered into an Agreement and Plan of Merger, dated as of even date herewith (the "MERGER AGREEMENT"), providing for the acquisition by Parent of all of the issued and outstanding Shares of the Company through the merger of Merger Sub with and into the Company, upon such terms as are set forth in the Merger Agreement;

        WHEREAS, Section 2.1 of the Merger Agreement contemplates that each issued and outstanding Share shall be converted into the right to receive the number of Parent Ordinary Shares equal to the Exchange Ratio, which shall be delivered in the form of Parent ADSs represented by Parent ADRs (such Parent ADRs, together with (i) any options, warrants or other rights to acquire Parent ADSs, and (ii) any Parent Ordinary Shares into which any Parent ADSs may thereafter be converted pursuant to the Deposit Agreement, are hereinafter collectively referred to as the "PARENT U.S. SHARES");

        WHEREAS, pursuant to the Conversion Agreement, each Finland Holder has agreed to convert or exchange its Series K Shares into Parent Ordinary Shares (such Finland Holders' Parent Ordinary Shares (whether issued upon conversion or already owned by such Finland Holders), along with the Parent U.S. Shares, are hereinafter collectively referred to as the "PARENT SHARES");







        WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the U.S. Holders agree, and the U.S. Holders have agreed, to enter into this Agreement; and

        WHEREAS, as an inducement and a condition to the U.S. Holders entering into this Agreement, the U.S. Holders have required that the Finland Holders agree, and the Finland Holders have agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

        1. REPRESENTATIONS AND WARRANTIES. Each Holder represents and warrants to Parent as follows:

             (a) Holder has carefully read this Agreement and has discussed with his counsel to the extent Holder felt necessary the limitations imposed on Holder's ability to, directly or indirectly, contract to sell, sell, grant any option for the sale of, assign, exchange, transfer, convey, pledge, mortgage, hypothecate, encumber, distribute or otherwise dispose of (any of the foregoing, except for transfers to immediate family members who agree in writing to be bound by the restrictions set forth in this Agreement (or trusts for the benefit of family members, the trustees of which so agree), hereinafter referred to as a "TRANSFER") the Parent Shares. Holder fully understands the limitations this Agreement places upon Holder's ability to Transfer the Parent Shares.

             (b) Holder understands and acknowledges that the representations, warranties and covenants set forth in this Agreement and the Merger Agreement will be relied upon by Parent, and that they are an inducement to Parent to enter into and perform the Merger Agreement and to consummate the other transactions contemplated in the Merger Agreement.

             (c) Holder understands and agrees that the provisions of this Agreement shall apply to any Parent Shares received by such Holder following the Effective Time but during the term hereof as the result of any exercise of stock options, warrants or other similar rights to acquire Parent Shares, however received.

        2.   PAYMENTS IN THE EVENT OF TRANSFER BY U.S. HOLDERS.

             (a) Each U.S. Holder severally agrees that, from and after the Effective Time, any Transfer by such U.S. Holder of Parent Shares in excess of the following cumulative percentages of the number of Parent Shares individually held immediately after the Effective Time by such U.S. Holder prior to the respective corresponding anniversaries of the Closing Date shall result in imposition on the Transferring U.S. Holder of the payment obligation set forth in
   SECTION 4 of this Agreement:

                                          2







        Anniversary         Cumulative Permitted Individual Percentage
        -----------         ------------------------------------------

        Before 1st                          30%
        Before 2nd                          60%
        After 2nd                          100%

             (b) Each U.S. Holder acknowledges and agrees that, as soon as practicable following the Effective Time, Parent shall prepare and attach to this Agreement SCHEDULE 2(b) hereto, which shall set forth the number of Parent Shares held by each U.S. Holder immediately following the Effective Time. Parent shall promptly provide each U.S. Holder with a copy of SCHEDULE 2(b) hereto.

        4.   PAYMENTS IN THE EVENT OF TRANSFER BY FINLAND HOLDERS.

             (a) Each Finland Holder severally agrees that, from and after the Effective Time, any Transfer by such Finland Holder of Parent Shares in excess of the following cumulative percentages of the aggregate number of Parent Shares held immediately after the Effective Time by all Finland Holders as a group prior to the respective corresponding anniversaries of the Closing Date shall result in imposition on the Transferring Finland Holder of the payment obligation set forth in SECTION 4 of this Agreement:

        Anniversary              Cumulative Permitted Group Percentage
        -----------              -------------------------------------

        Before 1st                          30%
        Before 2nd                          60%
        After 2nd                          100%

             (b) Each Finland Holder acknowledges and agrees that, as soon as practicable following the Effective Time, Parent shall prepare and attach to this Agreement SCHEDULE 3(b) hereto, which shall set forth the number of Parent Shares held by each Finland Holder immediately following the Effective Time. Parent shall promptly provide each Finland Holder with a copy of SCHEDULE 3(b) hereto.

        3.   PAYMENTS IN THE EVENT OF NONCOMPLYING TRANSFERS.

             (a) In the event that any Holder effects a Transfer of Parent Shares in excess of the respective percentages described in
   SECTION 2(a) or SECTION 3(a) of this Agreement for the relevant period, Parent shall send written notification thereof to such Holder. Such Holder shall thereafter have a period of thirty (30) calendar days (the "CURE PERIOD") in which to reacquire a sufficient number of Parent Shares in order to cure such breach.

             (b) Any Holder that fails, by the expiration of the Cure Period, to reacquire a sufficient number of Parent Shares in order to cure such breach shall, within three Business Days thereafter, pay to

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   Parent, as agent for distribution to all other Holders, by wire transfer of immediately available funds, an amount equal to the greater of (x) 25% of the gross proceeds received by such Holder with respect to the Transfer of that number of Parent Shares that exceeded the applicable cumulative percentage, or (y) one and one-half Euros per Parent Share that exceeded the applicable cumulative percentage. Upon receipt of such payments, Parent shall promptly distribute the amount thereof to the other Holders pro rata in proportion to their respective holdings of Parent Shares at the time of the Transfer giving rise to the payment obligation.

        5. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of each Holder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between a Holder, on the one hand, and the Company or Parent, on the other; PROVIDED, HOWEVER, from and to the extent (but only to the extent) any Finland Holder is released by Parent from the resale limits of SECTION 3 of this Agreement, each U.S. Holder will automatically be released from the resale limits of SECTION 2 hereof, and from and to the extent (but only to the extent) any U.S. Holder is released by Parent from the resale limits of SECTION 2 of this Agreement, each Finland Holder will be automatically released by Parent from the resale limits of SECTION 3 hereof, FURTHER PROVIDED, HOWEVER, that this automatic release shall not apply to any individual waiver or waivers of notice granted in good faith under SECTION 2(C) OR SECTION 3(c). The existence of any claim or cause of action by a Holder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Holder. Anything to the contrary herein notwithstanding, (x) Parent may, at any time in its sole discretion, release all (but not less than all) Holders from the provisions of this Agreement, and (y) any U.S. Holder shall be fully released from the provisions of this Agreement immediately upon any termination of his employment with the Company for any reason other than his termination by the Board of Directors of the Company (or at its direction) "With Cause" or by the U.S. Holder voluntarily and not "With Good Reason" (as such terms are defined in the U.S. Holder's Employment Agreement).

        6. SPECIFIC PERFORMANCE. Each Holder agrees that in the event of any breach or threatened breach by such Holder of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

        7.   TERMINATION IN THE EVENT OF A CHANGE IN CONTROL.

             (a) In the event of a Change in Control of Parent, this Agreement shall automatically terminate and cease to be of any force or effect.

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             (b)  For purposes of this Section, a "Change in Control of
   Parent" shall be deemed to have occurred if:

             (1) the Board of Directors or the shareholders of Parent shall approve (i) any consolidation or merger involving Parent pursuant to which the holders of Parent Shares immediately prior to such merger or consolidation do not have more than sixty percent (60%) of the combined voting power of the capital stock of Parent or such surviving or parent entity immediately after the consolidation or merger, or (ii) any sale, lease, exchange or other transfer of all or substantially all of the assets of Parent (determined on a consolidated basis) in one transaction or a series of related transactions, other than a transfer to a wholly-owned subsidiary of Parent;

             (2) the Board of Directors or shareholders of Parent shall adopt any plan or proposal for the liquidation or dissolution of Parent;

             (3) any "person" or "group" of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations promulgated thereunder), (other than the Finland Holders and their controlled Affiliates), either alone or in conjunction with their Affiliates, becomes the beneficial owner, directly or indirectly, of voting securities of Parent representing, or securities convertible into, or exchangeable for, securities representing, more than twenty-five percent (25%) of the combined voting power of Parent's then outstanding Capital Stock; or

             (4) any "person" or "group" of persons, as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder, (other than the Finland Holders and their controlled Affiliates), either alone or in conjunction with their Affiliates, acquires the right or power to nominate and/or control, directly or indirectly, whether through the ownership of Capital Stock of Parent, by contract or otherwise, a majority of the members of Parent's Board of Directors.

             (5) Parent shall issue, during the term hereof, in a single transaction or a series of transactions, more than 20,000,000 new Parent Shares in the aggregate; PROVIDED, HOWEVER, that new Parent Shares issued (i) in the Merger, and (ii) in satisfaction of options or other rights to purchase Parent Shares granted pursuant to the terms of any current or future Parent stock option or other benefit plan, shall not be included in the computation of such aggregate limit.

             (c) For purposes of this Section: "AFFILIATES" shall mean affiliates as defined in Rule 405 promulgated under the Exchange

        Act, "CAPITAL STOCK" shall mean shares of capital stock issued by Parent, or equivalent interests in any other successor Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        8. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, each Holder shall hold harmless and indemnify the Parent from and against, and shall compensate and reimburse the Parent for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax fee, charge, cost or expense of any nature (whether or not relating to a third party claim) which is directly or indirectly suffered or incurred at any time by the Parent, or to which the Parent otherwise become subject, and that arises from any inaccuracy in or breach of any representation or warranty of such Holder contained in this Agreement.

        9. OTHER AGREEMENTS. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement or this Agreement.

        10. NOTICES. Any notice or other communication required or permitted to be delivered to a Holder or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

        if to Parent to:    Eimo Oyj
                            Norokatu 5
                            FIN-15101 Lahti
                            FINLAND
                            Attention: Elmar Paananen
                            Facsimile: 011-358-3-850-5405

        with a copy, in each case, to:

                            Smith, Gambrell & Russell, LLP
                            1230  Peachtree Street, NW
                            Suite 3100, Promenade II
                            Atlanta, Georgia 30309-3592
                            Attention: John D. Saunders
                            Facsimile: (404) 685-6982

             if to a Holder, at the address and via the facsimile telephone number for such Holder set forth on Schedule 10 hereto.

        11. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provisions or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

        12. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

        13. WAIVER. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, rights, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party ; any such waiver shall not be applicable or have any effect other than in the specific instance in which it is given.

        14. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

        15. FURTHER ASSURANCES. Each Holder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

        16. ENTIRE AGREEMENT. This Agreement and the Merger Agreement set forth the entire understanding of Parent and each Holder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and each Holder relating to the subject matter hereof and thereof.

        17. AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and all Holders.

        18. ASSIGNMENT. This Agreement and all obligations of each Holder hereunder are personal to such Holder and may not be transferred or delegated by such Holder at any time. Parent may assign its rights under this Agreement only with the consent of all of the Holders in the event of a merger or other business combination transaction and then only to its successor.

        19. BINDING NATURE. Subject to SECTION 19, this Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon each Holder and his representatives, executors, administrators, estate, heirs, successors and assigns.

        20. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against a Holder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        21. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

        22. CONSTRUCTION. Each of the parties has agreed to the use of the particular language of the provisions of this Agreement and all attached exhibits, and any questions of doubtful interpretation shall not be resolved solely by any rule or interpretation against the draftsman, but rather in accordance with the fair meaning thereof.

        23. EXPENSES. Each Holder shall bear its own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

        24. COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                            EIMO OYJ:

                            By:  /s/ Elmar Paananen
                                   -----------------------------------
                            Name:   Elmar Paananen
                            Title:  Executive Vice Chairman


                            U.S. HOLDERS:


                            /s/ A. Christian Schauer
                            ------------------------------------------
                            A. Christian Schauer


                            /s/ Victor V. Valentine, Jr.
                            ------------------------------------------
                            Victor V. Valentine, Jr.


                            /s/ Daniel B. Canavan
                            ------------------------------------------
                            Daniel B. Canavan



                            FINLAND HOLDERS:


                            /s/ Jalo Paananen
                            ------------------------------------------
                            Jalo Paananen


                            /s/ Elmar Paananen
                            ------------------------------------------
                            Elmar Paananen


                            /s/ Annamari Jukko
                            ------------------------------------------
                            Annamari Jukko


                            /s/ Topi Paananen
                            ------------------------------------------
                            Topi Paananen

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